INVESTOR QUESTIONNAIRE

Name of Subscriber:        _______________________________________________________________
                                           (please print name of individual or corporate subscriber)

The offer and sale of Common Stock (the "Stock") in USA Real Estate Holding Company (the "COMPANY"), are being registered under Section 5 of the Securities Act of 1933, as amended (the "Act") and are being offered in the state of California pursuant to Section 25102(f), an exemption from qualification in the state of California. Information supplied through this Questionnaire will be used to ensure compliance with the requirements of such exemption.

    The undersigned Subscriber represents and warrants to the COMPANY that:

    (a) The information contained herein is complete and accurate and may be relied upon by the COMPANY; and

    (b) Subscriber will notify the COMPANY immediately of any material change in any of such information occurring prior to the acceptance or rejection of the Subscriber's subscription for Stock.
_______________________________________

SPECIAL INSTRUCTIONS FOR NON-INDIVIDUAL INVESTORS:

IF THE INVESTOR IS A PARTNERSHIP, PLEASE ATTACH AN EXECUTED COPY OF THE PARTNERSHIP AGREEMENT AND ALL AMENDMENTS THERETO.

IF THE INVESTOR IS A CORPORATION, PLEASE ATTACH A COPY OF THE ARTICLES OF INCORPORATION AND A BOARD OF DIRECTORS RESOLUTION (CERTIFIED BY THE SECRETARY OF THE CORPORATION) AUTHORIZING THIS INVESTMENT.

IF THE INVESTOR IS A TRUST, PLEASE ATTACH A COPY OF THE TRUST AGREEMENT AND ALL AMENDMENTS THERETO.

FOR ALL NON-INDIVIDUAL INVESTORS, COMPLETE PART I AND, IF APPLICABLE, PART II, FROM THE PERSPECTIVE OF THE ENTITY.
_______________________________________

This Investor Questionnaire has three parts.

PART I - 25102(f) CRITERIA

This part must be completed by all purchasers.

1. RELATIONSHIP WITH COMPANY AND/OR FINANCIAL EXPERIENCE

If true, initial either a., b., or c.

Initial______a.______________ I certify that I have a pre-existing personal or business relationship with Writers’ Group Film Corp. and/or any of its officers.

OR

Initial______b._________	Because of my business and/or financial experience, I have the capacity to protect my own interests in connection with the purchase of shares in this offering.

If initialing b., then please respond to the following:

My business and/or financial experience consists of the following:_____________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

OR

Initial______c.	Because of the business and/or financial experience of my professional advisor, I have the capacity to protect my own interests in connection with the purchase of shares in this offering.

If initialing c., then please respond to the following:

The name, business address and affiliated professional financial organization of my professional advisor is:_______________________________________________________

_________________________________________________________________________

_________________________________________________________________________

2. FAMILIARITY WITH THE COMPANY’S BUSINESS

If true, initial d.

Initial______d.__________
I represent that I am intimately familiar with the business and marketing plans of USA Real Estate Holding Company, as well as its intended use of proceeds from the sale of shares in this unregistered offering.

3. PURCHASING FOR ONE’S OWN ACCOUNT

If true, initial e.

Initial______e.__________	I represent that I am purchasing for my own account and not with a view to or for sale in connection with any distribution of the security.

4. REPRESENTATIONS REGARDING ADVERTISING

If true, initial f.

Initial______f.  __________ I represent that I was not offered or sold any shares of stock in this offering through any advertisement.

PART II - ACCREDITED INVESTOR STATUS

This part must be completed only by those purchasers who are accredited, as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

1.   FOR INDIVIDUAL INVESTORS ONLY

If subscriber is an individual investor, and if true, initial either a., b. or  c.

Initial _____ a. __________ I certify that I have an individual net worth, or my spouse and I have a combined net worth, in excess of $1,000,000.  For purposes of this Questionnaire, "net worth" means the excess of total assets at fair market value, (including principal residence, home furnishing, and automobiles)over total liabilities.

OR

Initial _____ b._________
I certify that I had individual income, exclusive of any income attributable to my spouse, of more than $200,000 in the two calendar years preceding the calendar year in which this Questionnaire is submitted, and I reasonably expect to have an individual income in excess of $200,000 during the current calendar year.

OR

Initial _____ c.___________
I certify that my spouse and I had joint income of more than $300,000 in the two calendar years preceding the calendar year in which this Questionnaire is submitted, and reasonably expect to have joint income in excess of $300,000 during the current calendar year.

2.  FOR CORPORATIONS, BUSINESS TRUSTS, OR PARTNERSHIPS ONLY

If subscriber is a corporate investor, and if true, initial either d. or e.

Initial _____ d. _________ Subscriber certifies that it was not formed for the specific purpose of acquiring the Stock and that Subscriber has total assets in excess of $5,000,000.

OR

Initial _____ e.  ____________ Subscriber certifies that all of its equity owners are accredited investors under either 1(a) above (i.e., $1,000,000 net worth) or 1(b) or 1(c) above (i.e., $200,000 individual or $300,000 joint income). Please list below the names of all equity owners and the manner in which they qualify (check applicable category).

If initialing e., complete the following table:

                                                                           Check the Applicable Column

                                                                                     $200,000 (individual)     $1,000,000   or $300,000 (joint)
Names of All Equity Owners                                                                           Net Worth         Minimum Income
__________________________                                                                (_________)     (_____________)
__________________________                                                                (_________)     (_____________)
__________________________                                                                (_________)     (_____________)
__________________________                                                                (_________)     (_____________)
__________________________                                                                (_________)     (_____________)
__________________________                                                                (_________)     (_____________)

3.  FOR TRUSTS ONLY:

If subscriber is a trust, and if true, initial either f. or g.

Initial _____ f.                                The undersigned certifies that the subscribing trust has total assets in excess of $5,000,000, and that the person making the investment decision on behalf of the trust has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Stock.

OR

Initial _____ g.                                The undersigned certifies that it is a revocable trust that may be amended or revoked at any time by the grantors thereof, and all of the grantors are accredited investors under either 1(a) above (i.e., $1,000,000 net worth) or 1(b) or 1(c) above (i.e., $200,000 individual or $300,000 joint income). Please list below the names of all grantors.

If initialing g., complete the following table:

Check the Applicable Column

                                                                                                                                                        $200,000 (individual)
                                                                                                                              $1,000,000         or $300,000 (joint)
Names of All Equity Owners                                                                           Net Worth          Minimum Income
__________________________                                                                (_________)     (_____________)
__________________________                                                                (_________)     (_____________)
__________________________                                                                (_________)     (_____________)
__________________________                                                                (_________)     (_____________)

PART III – DATE AND SIGNATURE

This part must be completed by all purchasers.

DATED:______________________________
                                                                                                                                                           SIGNATURE FOR PARTNERSHIP,
SIGNATURE FOR                                                                                                                           TRUST, CORPORATION OR
INDIVIDUAL SUBSCRIBER                                                                                                         OTHER ENTITY

__________________________                                                                                                           __________________________
(Signature)                                                                                                                                                    (Signature)

__________________________                                                                                                           __________________________
(Print Name of Subscriber)                                                                                                                         (Print Name of Subscriber)

__________________________                                                                                                           __________________________
(Signature of Joint Subscriber, if any)                                                                                                     (Print Name of Person Signing)

___________________________                                                                                                         __________________________
(Print Name of Joint Subscriber, if any)                                                                                                   (Title)